UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 2026

Oaktree Acquisition Corp. III Life Sciences

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42383	98-1799512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Grand Avenue, 28th Floor Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

+1 (213) 830-6300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fifth of one redeemable warrant	OACCU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	OACC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	OACCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Preliminary Redemption Results

On October 2, 2026, Oaktree Acquisition Corp. III Life Sciences (“OAC”) filed a definitive proxy statement (the “Extension Proxy Statement”) for an extraordinary general meeting in lieu of annual meeting of its shareholders to be held on October 16, 2026 to consider and act upon a proposal to extend (the “Extension”) the date by which OAC must complete an initial business combination (a “Business Combination”).

As set forth in the Extension Proxy Statement, the deadline by which OAC public shareholders had to complete the procedures for electing to redeem their Class A ordinary shares, par value $0.0001 per share, of OAC (the “Class A ordinary shares”) was 5:00 p.m., Eastern Time, on October 14, 2026 (the “Redemption Deadline”). The number of Class A ordinary shares tendered for redemption prior to the Redemption Deadline was 13,326,977 Class A ordinary shares.

Assuming the redemption of 13,326,977 Class A ordinary shares and the Conversion (as defined below) of Class B ordinary shares, par value $0.0001 per share, of OAC (the “Class B ordinary shares”), as described in more detail below, OAC will have 11,254,791 Class A ordinary shares and 1,000 Class B ordinary shares issued and outstanding.

Shareholders may make a request to withdraw their redemption of Class A ordinary shares by contacting OAC’s transfer agent, Continental Stock Transfer & Trust Company, at spacredemptions@continentalstock.com.

Class B ordinary share Conversion

Prior to the effectiveness of the Extension, Oaktree Acquisition Holdings III LS, LLC, a Cayman Islands limited liability company (the “Sponsor”) intends to convert 4,798,758 Class B ordinary shares into 4,798,758 Class A ordinary shares (the “Conversion”), pursuant to Article 14 of OAC’s amended and restated memorandum and articles of association (the “Memorandum and Articles of Association”), on a one-for-one basis. In accordance with Articles 17 and 19 thereof, the Conversion will be effected by the repurchase of such Class B ordinary shares and the application of the repurchase proceeds in paying up, at par, the Class A ordinary shares to be issued upon the Conversion. Following the Conversion, the Sponsor will hold 5,382,739 Class A ordinary shares (including 583,981 private placement shares included in the private placement units that the Sponsor purchased from OAC in connection with OAC’s initial public offering) and 1,000 Class B ordinary shares.

The 4,798,758 Class A ordinary shares to be issued to the Sponsor upon the Conversion will be subject to the same restrictions as applied to the Class B ordinary shares before the Conversion, including, among other things, certain transfer restrictions, waiver of redemption rights and the obligation to vote in favor of a Business Combination as described in OAC’s prospectus for its initial public offering. In accordance with Article 166 of the Memorandum and Articles of Association, the Sponsor has waived any right to receive funds from the Trust Account (as defined in the Extension Proxy Statement) in respect of such Class A ordinary shares. Such Class A ordinary shares will constitute Founder Shares (as defined in the Memorandum and Articles of Association) and will not be Public Shares, and accordingly (i) will not be entitled to be redeemed and (ii) will continue to carry the rights of Founder Shares under the Memorandum and Articles of Association prior to the closing of a Business Combination, including the right to vote on the appointment of directors and on any continuation of OAC outside the Cayman Islands. As the Class A ordinary shares and Class B ordinary shares vote together as a single class, the Conversion will not change the number of votes the Sponsor may cast at a shareholder meeting.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2026	OAKTREE ACQUISITION CORP. III LIFE SCIENCES

	By:	/s/ Zaid Pardesi
	Name:	Zaid Pardesi
	Title:	Chief Executive Officer

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